INNOVATIVE SOLUTIONS AND SUPPORT, INC.

AMENDED AND RESTATED 2019 STOCK-BASED INCENTIVE COMPENSATION PLAN

Section 1.Purpose of the Plan.  The purpose of the Innovative Solutions and Support, Inc. Amended and Restated 2019 Stock-Based Incentive Compensation Plan is to assist the Company and its Subsidiaries in attracting and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's stock by such Employees, Consultants and Non-Employee Directors.

Section 2.Definitions.  As used herein, the following definitions shall apply:

2.1“Award” means an award of Restricted Stock, Restricted Stock Units, Options, SARs, or other stock-based grant under the Plan.
2.2“Award Agreement” means the written agreement, instrument or document evidencing an Award.
2.3“Board” means the Board of Directors of the Company.
2.4“Cause” means,
(a)if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, "Cause" shall have the meaning provided in such agreement;
(b)if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of "Cause" is set forth in the applicable employment, consulting, severance or similar agreement, "Cause" shall have the meaning provided in the applicable Award Agreement; or
(c)if neither (a) nor (b) applies, then "Cause" shall mean, as determined by the Committee in its sole discretion, (i) the Participant's willful misconduct or gross negligence in connection with the performance of the Participant's duties for the Company or any Subsidiary; (ii) the Participant's conviction of, or a plea of nolo contendere to, a felony or a crime involving fraud or moral turpitude; (iii) the Participant's engaging in any business that directly or indirectly competes with the Company or any Subsidiary; (iv) disclosure of trade secrets, customer lists or confidential information of the Company, any Subsidiary or any affiliate thereof to a competitor or unauthorized Person.

The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

2.5“Change in Control” means, unless otherwise determined by the Committee or provided in an Award Agreement:
(a)the acquisition in one or more transactions during any 12-month period by any "Person" (as such term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act) but excluding, for this purpose, (i) the Company or any Subsidiary, (ii) any employee benefit plan of the Company or any Subsidiary, or (iii) a Person owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, of "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities");
(b)a change in the composition of the Board such that the individuals who as of any date constitute the Board (the "Incumbent Board") cease to constitute a majority of the Board at any time during the 12-month period immediately following such date; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in Control, and after any such reduction the "Incumbent Board" shall mean the Board as so reduced;
(c)the consummation of a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation; or
(d)a complete liquidation or dissolution of the Company (other than pursuant to a transaction in which the assets of the Company are distributed to a Person owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company) or a sale or other disposition of all or substantially all of the assets of the Company (other than to a Person described in clauses (i), (ii) or (iii) of Section 2.5(a) above).

Notwithstanding the foregoing, a restructuring, reorganization or similar event in which the shareholders of the Company immediately before such event have "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of the Company immediately after such event in substantially the same proportions as their ownership of shares of the Company immediately before such event shall not constitute a Change in Control.

2.6“Code” means the Internal Revenue Code of 1986, as amended.  A reference to any provision of the Code shall include reference to any successor provision of the Code.
2.7“Common Stock” means the common stock of the Company, par value $.001 per share.
2.8“Company” means Innovative Solutions and Support, Inc., a Pennsylvania corporation, or any successor corporation.
2.9“Committee” means the Compensation Committee of the Board, each member of which shall be a "non-employee director" as defined in Rule 16b-3 under the Exchange Act.
2.10“Consultant” means a natural person who provides bona fide services to the Company other than in connection with the offer or sale of securities in a capital-raising transaction and is not engaged in activities that directly or indirectly promote or maintain a market for the Company's securities.
2.11“Disability” means,
(a)if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, "Disability" shall have the meaning provided in such agreement;
(b)if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of "Disability" is set forth in the applicable employment, consulting, severance or similar agreement, "Disability" shall have the meaning provided in the applicable Award Agreement; or
(c)if neither (a) nor (b) applies, then "Disability" shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
2.12“Effective Date” shall have the meaning set forth in Section 27 of the Plan.
2.13"Eligible Individual” means any Employee, Non-Employee Director or Consultant.
2.14“Employee” means an officer or other employee of the Company or a Subsidiary, including a director who is an employee.
2.15“Exchange Act” means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act or rule promulgated under the Exchange Act shall include reference to any successor provision or rule.

2.16“Fair Market Value” means, on any given date, (i) if the shares of Common Stock are then listed on a national securities exchange, including the Nasdaq Global Select Market ("NASDAQ"), the closing sales price per share of Common Stock on the exchange for such date, or if no sale was made on such date on the exchange, on the last preceding day on which a sale occurred; (ii) if shares of Common Stock are not then listed on a national securities exchange but are then quoted on another stock quotation system, the closing price for the shares of Common Stock as quoted on such quotation system on such date, or if no sale was made on such date on such quotation system, on the last preceding day on which a sale was made; or (iii) if (i) and (ii) do not apply, such value as the Committee in its discretion may in good faith determine in accordance with Section 409A of the Code (and, with respect to Incentive Stock Options, Section 422 of the Code) and the applicable guidance thereunder.
2.17“Incentive Stock Option” means an Option or portion thereof intended to meet the requirements of an "incentive stock option" as defined in Section 422 of the Code and designated as an Incentive Stock Option.
2.18“Non-Employee Director” means a member of the Board who is not an Employee.
2.19“Non-Qualified Option” means an Option or portion thereof not designated as an Incentive Stock Option, or which otherwise fails to qualify as an Incentive Stock Option.
2.20“Option” means a right granted under the Plan to purchase a specified number of shares of Common Stock at a specified price. An Option may be an Incentive Stock Option or a Non-Qualified Option.
2.21“Participant” means any Eligible Individual who receives an Award.
2.22“Person” means any natural person or entity, including any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, or any foreign trust or foreign business organization, or any other entity that is not a natural person.
2.23“Plan” means the Innovative Solutions and Support, Inc. 2024 Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.
2.24“Performance-Based Award” means an Award or portion of an Award the vesting, exercisability or settlement of which is based, in whole or in part, upon the attainment of performance goals.
2.25“Prior Plan” means the Innovative Solutions and Support, Inc. 2009 Stock-Based Incentive Compensation Plan.
2.26“Restricted Stock” means Common Stock awarded by the Committee under Section 6.3 of the Plan.

2.27"Restricted Stock Unit” or “RSU” means a right to receive a share of Common Stock at a future date, which may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain performance goals).
2.28“Restriction Period” means the period during which Restricted Stock is subject to forfeiture.
2.29“Stock Appreciation Right” or “SAR” means a right to receive, with respect to each share of Common Stock subject to such Stock Appreciation Right, value in an amount equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the date of exercise or the trading day immediately preceding the date of exercise, as determined by the Committee in its reasonable discretion over (ii) the exercise price of such Stock Appreciation Right.
2.30“Securities Act” means the Securities Act of 1933, as amended. A reference to any provision of the Securities Act or rule promulgated under the Securities Act shall include reference to any successor provision or rule.
2.31“Subsidiary” means any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.
2.32“Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.
Section 3.Eligibility.  Any Eligible Individual shall be eligible to receive an Award; provided, however, that only persons who are employees of the Company or any "subsidiary corporation" (within the meaning of Section 424(f) of the Code) may be granted Incentive Stock Options.  Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee.
Section 4.Administration and Implementation of the Plan.
4.1The Plan shall be administered by the Committee; provided, however, that the Board shall administer and otherwise exercise all powers of the Committee under the Plan with respect to Awards granted to Non-Employee Directors. Notwithstanding the foregoing, the Committee may make recommendations to the full Board regarding Awards to Non-Employee Directors. Any action of the Committee (or, as applicable, the Board) in administering the Plan shall be final, conclusive and binding on all Persons, including the Company, the Subsidiaries, their respective employees, Participants, Persons claiming rights from or through Participants, and shareholders of the Company.
4.2Notwithstanding Section 4.1, the Board shall serve as a "Secondary Committee" with the full authority to grant Awards to eligible individuals who are not subject to the requirements of Rule 16b-3 of the Exchange Act and administer the Plan with respect to such Awards. In all cases requiring an interpretation of the Plan related to an Award made by the Secondary Committee, the use of the term "Committee" herein shall refer to the Secondary Committee. Notwithstanding the foregoing, the Board may delegate to one or more officers or Board members the authority to act as a Secondary Committee with the same authority with respect to selecting the individuals to whom Awards are granted and establishing the terms and conditions of such Awards as the Secondary Committee has under the terms of the Plan.
4.3Subject to the provisions of the Plan, the Committee (or, as applicable, the Board) shall have full and final authority in its discretion to (i) select the Eligible Individuals who will receive Awards pursuant to the Plan; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance goals relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (iv) determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, or surrendered; (v) determine whether performance goals to which the settlement of an Award is subject are satisfied; (vi) correct any defect or supply any omission or reconcile any inconsistency in the Plan, and adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the Plan as it may deem necessary or advisable; (vii) construe and interpret the Plan; (viii) delegate its responsibilities to officers or employees of the Company, including delegating authority to officers to grant Awards or execute agreements or other documents on behalf of the Committee; (ix) engage legal counsel, consultants, professional advisors and agents to assist in the administration of the Plan and rely upon any opinion or computation received from any such Person; and (ix) make all other determinations as it may deem necessary or advisable for the administration of the Plan; provided, however, that, except as otherwise permitted under Section 7 or Section 8 hereof, the Committee shall be prohibited from effecting a repricing, replacement, regrant through cancellation, repurchase for cash, or other modification of any outstanding Award, in any case, without shareholder approval as required by Section 9.4 hereof.
Section 5.Shares of Common Stock Subject to the Plan.
5.1Subject to adjustment as provided in Section 8, the total number of shares of Common Stock available for Awards under the Plan shall be 1,950,000, plus the number of shares of Common Stock that were authorized but unissued under the Prior Plan as of the Effective Date. Any shares tendered, with the Committee's approval, by a Participant in payment of an exercise price for an Award or the tax liability with respect to an Award, including shares withheld from any such Award, shall not be available for future Awards hereunder.
5.2All shares of Common Stock available for Awards under the Plan may be issued pursuant to Incentive Stock Options.  Common Stock awarded under the Plan may be reserved or made available from the Company's authorized and unissued Common Stock or from Common Stock reacquired and held in the Company's treasury.
5.3Any shares of Common Stock issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares of Common Stock available for Awards under the Plan.
5.4If any shares subject to an Award under the Plan are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award, and if necessary, to comply with applicable law or regulations. In addition, each SAR granted under the Plan shall reduce the number of shares of Common Stock available for issuance under the Plan by the number of shares of Common Stock to which such SAR relates, rather than by the number of shares of Common Stock issued upon exercise of such SAR.
Section 6.Awards.  Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation terms requiring forfeiture of Awards in the event of the termination of employment or other relationship with the Company or any Subsidiary by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance goals as may be determined by the Committee. Each Award, and the terms and conditions applicable thereto, shall be evidenced by an Award Agreement; provided that, notwithstanding anything in the Plan or the Award Agreement to the contrary, no portion of an Award may become vested (and no portion of the Restriction Period may lapse) prior to the first anniversary of the date of grant of the Award, subject to any accelerated vesting permitted under Article 7.
6.1Options.  The Committee is hereby authorized to grant Awards of Options to Eligible Individuals.  Options may be either Incentive Stock Options or Non-Qualified Options; provided that Incentive Stock Options may not be granted to Non-Employee Directors or Consultants. The grant of Options shall be subject to the following terms and conditions:
(a)Exercise Price.  The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee and specified in the Award Agreement, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant (or 110% of Fair Market

Value of a share of Common Stock on the date of grant in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).
(b)Term of Options.  The term of an Option shall be specified in the Award Agreement, but shall in no event be greater than ten years (or five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).
(c)Exercise of Option.  The Award Agreement governing each Option shall specify the time or times at which an Option may be exercised in whole or in part and the terms and conditions applicable thereto, including (i) a vesting schedule which may be based upon the passage of time, attainment of performance goals or a combination thereof, (ii) whether the exercise price for an Option shall be paid in cash, with shares of Common Stock, with any combination of cash and shares of Common Stock, or with other legal consideration that the Committee may deem appropriate, (iii) the methods of payment, which may include payment through cashless and net exercise arrangements, to the extent permitted by applicable law, and (iv) the methods by which, or the time or times at which, Common Stock will be delivered or deemed to be delivered to Participants upon the exercise of such Option. Payment of the exercise price shall in all events be made within three days after the date of exercise of an Option. Unless otherwise determined by the Committee or provided in an Award Agreement, each Option shall be exercisable for a period of 90 days following termination of employment by the Company (or a Subsidiary) without Cause and one year following termination of employment due to the Participant's death or Disability (in any case, not beyond the expiration of the Option term), to the extent the Option was otherwise exercisable at the time of such termination. Unless otherwise determined by the Committee or provided in an Award Agreement, for any other termination of employment, the Option shall not be exercisable following termination of employment with the Company and the Subsidiaries.
(d)Incentive Stock Options.  Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition (as defined in Section 421(b) of the Code) of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of any period during which a disqualifying disposition could occur, subject to complying with any instructions from such Participant as to the sale of such shares.  The aggregate Fair Market Value, determined as of the date of grant, for Awards granted under the Plan (or any other stock or share option plan required to be taken into account under Section 422(d) of the Code) that are intended to be Incentive Stock Options which are first exercisable by the Participant during any calendar year shall not exceed $100,000. To the extent an Award purporting to be an Incentive Stock Option exceeds the limitation in the previous sentence or does not otherwise qualify as an Incentive Stock Option, the portion of the Award in excess of such limit or that does not so qualify shall be a Non-Qualified Option.
(e)No Shareholder Rights.  Until the issuance of the stock certificate (which may be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) evidencing any shares of Common Stock to be delivered upon the exercise of an Option, no right to receive dividends or to vote, nor any other rights as a shareholder, shall exist with respect to any shares of Common Stock underlying the Option, notwithstanding the exercise of the Option.
6.2Stock Appreciation Rights.  The Committee is hereby authorized to grant Awards of SARs to Eligible Individuals.  The grant of SARs shall be subject to the following terms and conditions:
(a)Each Award Agreement governing each SAR shall specify the number of SARs granted, the grant price of the SAR, the time or times at which a SAR may be exercised in whole or in part (including vesting upon the passage of time, the attainment of performance goals, or a combination thereof), the method of exercise, method of settlement (in cash, Common Stock or a combination thereof), form of consideration payable in settlement, method by which Common Stock will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. Unless otherwise determined by the Committee or provided in an Award Agreement, each SAR shall be exercisable for a period of 90 days following termination of employment by the Company (or a Subsidiary) without Cause and one year following termination of employment due to the Participant's death or Disability (in any case, not beyond the expiration of the SAR term), to the extent the SAR was otherwise exercisable at the time of such termination. Unless otherwise determined by the Committee or provided in an Award Agreement, for any other termination of employment, the SAR shall not be exercisable following termination of employment with the Company and the Subsidiaries.
(b)A SAR granted under the Plan may be granted alone or in tandem with all or a portion of a related Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the related Option is exercisable.
(c)The term of a SAR shall be specified in the Award Agreement, but shall in no event be greater than ten years.
(d)No Shareholder Rights.  Until the issuance of the stock certificate (which may be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) evidencing any shares of Common Stock to be delivered upon the exercise of a SAR, no right to receive dividends or to vote, nor any other rights as a shareholder, shall exist with respect to any shares of Common Stock underlying the SAR, notwithstanding the exercise of the SAR.

6.3Restricted Stock.  The Committee is hereby authorized to grant Awards of Restricted Stock to Eligible Individuals.  Awards of Restricted Stock shall be subject to the following terms and conditions:
(a)The Award Agreement governing each Restricted Stock Award shall specify the duration of the Restriction Period and/or each installment thereof, the conditions under which the Restricted Stock may be forfeited to the Company, and the amount, if any, the Participant must pay to receive the Restricted Stock. Such restrictions may include a vesting schedule based upon the passage of time, the attainment of performance goals or a combination thereof.
(b)During the Restriction Period, the transferability of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed in the applicable Award Agreement. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.
(c)Upon determination of the number of shares of Restricted Stock to be granted to the Participant, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Participant or placed in a restricted stock account (including without limitation an electronic account) with the transfer agent, in either case, with the Participant designated as the registered owner. The certificate(s), if any, representing such shares shall be legended (physically or electronically) as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period. At the end of the Restriction Period the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as provided in the Award Agreement, and the legend shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant's legal representative).
(d)Unless otherwise provided in the applicable Award Agreement, during the Restriction Period the Participant shall have all the rights of a shareholder with respect to Restricted Stock, including, without limitation, the right to receive dividends thereon (whether in cash or shares of Common Stock) and to vote such shares of Restricted Stock. Dividends shall be subject to the same restrictions as the underlying Restricted Stock unless otherwise provided by the Committee.
6.4Restricted Stock Units.  The Committee is hereby authorized to grant Awards of Restricted Stock Units to Eligible Individuals.

(a)The Award Agreement governing each RSU Award shall specify the duration of the Restriction Period and/or each installment thereof, the conditions under which the RSUs may be forfeited to the Company, and the amount, if any, the Participant must pay to receive the RSUs. Such restrictions may include a vesting schedule based upon the passage of time, the attainment of performance goals or a combination thereof.
(b)Upon the lapse of the Restriction Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding RSUs, the Company shall deliver to the Participant one share of Common Stock (or cash in lieu of delivering shares, as the case may be) for each outstanding and vested RSU; provided, however, that the Committee may elect to defer the delivery of Common Stock beyond the expiration of the Restriction Period only (i) with written permission of the Participant, and (ii) if such extension would not cause adverse tax consequences under Section 409A of the Code.
(c)Until Common Stock is issued to the Participant in settlement of RSUs, the Participant shall not have any rights of a shareholder with respect to the RSUs or the shares issuable thereunder.  The Committee may determine in the applicable Award Agreement whether and to what extent the recipient of RSUs has the rights of a shareholder of the Company including, but not limited to, whether the Participant receiving the Award has the right to vote the shares or receive dividends or dividend equivalents upon the expiration of the applicable Restriction Period.
6.5Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Individuals any type of Award other than an Award provided in Section 6.1, 6.2, or 6.3 hereof that is payable in, or valued in whole or in part by reference to, shares of Common Stock, and that is deemed by the Committee to be consistent with the purposes of the Plan.
6.6Additional Provisions Applicable to Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan. In addition, the Committee may grant Awards in substitution for awards granted under any other plan of any business entity acquired by the Company or any Subsidiary.
Section 7.Change in Control.  Notwithstanding any provision in the Plan to the contrary and unless otherwise provided in the applicable Participant's Award Agreement, upon the occurrence of a Change in Control, the following provisions shall apply:
7.1General.  In the event of a Change in Control, if (x) the successor corporation or company (or its direct or indirect parent) does not agree to assume an outstanding Award or does not agree to substitute or replace such Award with an award involving the ordinary equity securities of such successor corporation (or its direct or indirect parent) on terms and conditions necessary to preserve the rights of the applicable

Participant with respect to such Award, (y) the securities of the Company or the successor corporation or company (or its direct or indirect parent) will not be publicly traded on a U.S. securities exchange immediately following such Change in Control or (z) the Change in Control is not approved by a majority of directors on the Incumbent Board immediately prior to such Change in Control, then, unless otherwise provided by the Committee or in an Award Agreement, the Committee, in its discretion, may take one or more of the following actions with respect to all, some or any of the Awards that are outstanding as of immediately prior to such Change in Control: (i) accelerate the vesting and, if applicable, exercisability of such Awards to the extent then unvested and, if applicable, unexercisable, such that such outstanding Awards are fully vested and, if applicable, exercisable as of immediately prior to such Change in Control, (ii) cancel outstanding vested Options and/or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying the unexercised portion of the Option and/or SAR as of the date of the Change in Control over the exercise price or grant price (as applicable) of such portion (provided that any Option and/or SAR with a per share exercise price or grant price, as the case may be, that equals or exceeds the Fair Market Value of one share of Common Stock on the date of the Change in Control shall be cancelled with no payment due the Participant), (iii) terminate Options and/or SARs immediately prior to the Change in Control, provided that the Company provide the Participant an opportunity to exercise the Option and/or SAR within a specified period following the Participant's receipt of a written notice of such Change in Control and of the Company's intention to terminate the Option and/or SAR prior to such Change in Control, (iv) with respect to any Awards that do not constitute "non-qualified deferred compensation" within the meaning of Section 409A of the Code, accelerate the settlement of such Awards upon such Change in Control; (v) with respect to Awards that constitute "non-qualified deferred compensation" within the meaning of Section 409A of the Code, terminate all such Awards and settle all such Awards for a cash payment equal to the Fair Market Value of the shares of Common Stock underlying such Awards less the amount the Participant is required to pay for such Shares, if any (provided that (I) such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v), (vi) or (vii) and (II) all other arrangements that would be aggregated with such Awards under Section 409A of the Code are terminated and liquidated within 30 days before or 12 months after such Change in Control), or (vi) take such other actions as the Committee deems appropriate. If any action is taken under this Section 7.1 with respect to any Performance-Based Award, the applicable performance goals shall be deemed satisfied based on the actual level of achievement of the applicable performance goals through the date of the Change in Control or, if determined by the Committee in its sole discretion prior to such Change in Control, using the applicable target level of achievement prorated based on the date of the Change in Control. Notwithstanding the foregoing, no Award that constitutes "non-qualified deferred compensation" (within the meaning of Section 409A of the Code) shall be payable upon the occurrence of a Change in Control unless such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5).
7.2Termination Following a Change in Control.  Notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in an Award Agreement or as otherwise determined by the Committee prior to a Change in Control, in the event that Awards under the Plan are assumed in connection with a Change in Control or are substituted with new awards, in either case, as contemplated in Section 7.1 above, and a Participant's employment or other service with the Company and the Subsidiaries is terminated by the Company or a Subsidiary without Cause or due to Disability or as the result of the Participant's death, in any case, within 24 months following a Change in Control, (i) the unvested portion of such Participant's Awards (including without limitation any awards received in substitution of an Award) shall vest in full (with any applicable performance goals being deemed to have been achieved at target or, if greater, actual levels of performance), (ii) Options and SARs (including without limitation options and stock or share appreciation rights received in substitution of an Award) shall remain exercisable by the Participant or the Participant's beneficiary or legal representative, as the case may be, for a period of one year thereafter (but not beyond the stated term of such Option or SAR), and (iii) all other stock-based Awards (including without limitation any received in substitution of an Award) shall be settled within 30 days after such termination; provided, however, that with respect to clause (iii), if settlement of such Awards on such date would violate Section 409A of the Code, then such Award instead shall be settled in full at the time it otherwise would have been settled in connection with a termination of employment or service without Cause or due to death or Disability, as applicable. At any time prior to a Change in Control, the Committee may choose to not apply this Section 7.2 with respect to all or any Awards.
7.3Committee Authority.  The judgment of the Committee with respect to any matter referred to in this Section 7 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan or Award Agreement.
Section 8.Adjustments upon Changes in Capitalization.
8.1In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall proportionately and equitably adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, (iv) the limits described in Section 5 of the Plan, and (v) the exercise or grant price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award.
8.2In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any performance goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 14.1) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.
Section 9.Termination and Amendment.

9.1Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company's shareholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's shareholders if (i) such action would increase the number of shares subject to the Plan, (ii) decrease the price at which Awards may be granted, or (iii) such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the Company's shareholders for approval; provided, however, that, except as provided in Section 18, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any outstanding Award.
9.2The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, except as provided in Section 18, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.
9.3Notwithstanding anything in this Section 9 to the contrary, any performance goal applicable to an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances.
9.4Notwithstanding anything in the Plan or an Award Agreement to the contrary, no Award may be repriced, replaced, regranted through cancellation, or modified, directly or indirectly, nor may any underwater Option or underwater SAR be repurchased for cash, in any case, without the approval of the shareholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Sections 7 and 8.
Section 10.No Right to Award, Employment or Service.    No Participant or Eligible Individual shall have any claim to be granted any Award under the Plan, and there is no obligation that the terms of Awards be uniform or consistent among Participants. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Subsidiary. For purposes of the Plan, transfer of employment or service between the Company and the Subsidiaries shall not be deemed a termination of employment or service.
Section 11.Taxes.    Each Participant must make appropriate arrangement for the payment of any taxes relating to an Award granted hereunder. The Company or any Subsidiary is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock, or from any payroll or other payment due to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include the ability to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.
Section 12.Limits on Transferability; Beneficiaries.    No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or, with respect to Awards other than Incentive Stock Options, his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards (other than Incentive Stock Options) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners (provided that any vesting conditions shall be unaffected by such transfer). The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a natural person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.
Section 13.Foreign Nationals.    Without amending the Plan, Awards may be granted to Eligible Individuals who are foreign nationals or render services outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.
Section 14.Securities Law Requirements.
14.1No shares of Common Stock may be issued hereunder if the Company shall at any time determine that to do so would (i) violate the listing requirements of an applicable securities exchange, or adversely affect the registration or qualification of the Company's Common Stock under any state or federal law, or (ii) require the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities. In any of the events referred to in clause (i) or clause (ii) above, the issuance of such shares shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when issuance has been suspended.

14.2The Committee may require, as a condition to the issuance of shares hereunder, representations, warranties and agreements to the effect that such shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act, and the rules and regulations thereunder. The certificates issued to evidence such shares, if any, shall bear appropriate legends summarizing such restrictions on the disposition thereof.
Section 15.Liability; Indemnification.
15.1The Committee, its members and any delegate or Person engaged pursuant to Section 4.3 shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or employee of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.
15.2To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each current or former officer or employee of the Company and member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such person’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification provided for under applicable law or under the Certificate of Incorporation or By-Laws of the Company. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her.
Section 16.Termination.  Unless earlier terminated, the Plan shall terminate with respect to the grant of new Awards on the earlier of the 10-year anniversary of the Effective Date or the 10-year anniversary of the date the Plan was approved by the Board, and no Awards under the Plan shall thereafter be granted; provided that no such termination shall impact Awards that were granted prior to such termination.
Section 17.Fractional Shares.  The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions and settlement of such fractional shares of Common Stock in cash.
Section 18.Discretion.  In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any Eligible Individual, the Company, any Subsidiary, any affiliate, any shareholder or any other Person.
Section 19.Section 409A.  The Plan and all Awards are intended to comply with, or be exempt from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith. Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant's prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions as deemed appropriate by the Committee to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award or (iii) comply with the requirements of Section 409A of the Code. In the event that a Participant is a "specified employee" within the meaning of Section 409A of the Code, and a payment or benefit provided for under the Plan would be subject to additional tax under Section 409A of the Code if such payment or benefit is paid within six (6) months after such Participant's separation from service (within the meaning of Section 409A of the Code), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant's separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Section 409A of the Code shall instead be paid to the Participant in a lump-sum, without interest, on the earlier of (i) the first business day of the seventh month following the month in which such Participant's separation from service occurs or (ii) the tenth business day following such Participant's death (but not earlier than if such delay had not applied). A Participant's right to receive any installment payments under an Award Agreement, including without limitation as the result of any deferral of an Award in accordance with Section 409A of the Code, shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A of the Code. Notwithstanding anything contained in the Plan or in an Award Agreement to the contrary, neither the Company, any member of the Committee nor any Subsidiary shall have any liability or obligation to any Participant or any other Person for taxes, interest, penalties or fines (including without limitation any of the foregoing resulting from the failure of any Award granted hereunder to comply with, or be exempt from, Section 409A of the Code). Any Award that is to be settled or paid upon a termination of employment or service and that constitutes "non-qualified deferred compensation" under Section 409A of the Code shall not be paid or settled unless such termination of employment or service constitutes a "separation from service" within the meaning of Section 409A of the Code.
Section 20.Governing Law.  The validity and construction of the Plan and any Award Agreements entered into thereunder shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, but without giving effect to the conflict of laws principles thereof.
Section 21.Recoupment/Share Ownership.  Any Award granted pursuant to the Plan (and all shares acquired thereunder) shall be subject to mandatory repayment and clawback as may be required by law or the rules of any applicable securities exchange. Additional recoupment and clawback policies may be provided in the Participant's Award Agreement. In addition, all Awards granted under the Plan (and all shares acquired thereunder) shall be subject to the holding periods set forth in the Company's stock ownership guidelines, as in effect from time to time.
Section 22.Unfunded Plan.  The Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.
Section 23.Other Benefits.  No Award, whether at grant or payment, shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or shall affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, unless expressly provided to the contrary in such benefit plan.
Section 24.Costs.  The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards.
Section 25.Section 16(b) of the Exchange Act.  All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or advisable for the administration and operation of the Plan and the transaction of business thereunder.
Section 26.Successors and Assigns.  The Plan shall be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator or trustee of such estate.
Section 27.Effective Date.  The Plan was adopted by the Board on February 22, 2024.  The Plan was approved by the shareholders of the Company on April 18, 2024, effective on such date (the “Effective Date”).